UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement
IMMEDIATEK, INC.

(Name of Registrant As Specified In Its Charter)
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
IMMEDIATEK, INC.
3301 Airport Freeway
Bedford, Texas 76021
This Information Statement is being furnished to all holders of record of shares of our common stock and Series A and Series B Convertible Preferred Stock as of the close of business on April 14, 2011. The purpose of this Information Statement is to inform our stockholders that by written consent, dated April 14, 2011, the holders of 67.9% of our outstanding voting stock authorized or approved the following actions:
1.	The election of Robert Hart, Timothy M. Rice and Martin Woodall as directors for a one year term; and

2.	The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.
The actions taken by the majority stockholders will not become effective until at least 40 days after the initial mailing of the Notice of Internet Availability of Information Statement to the other stockholders, or June 15, 2011. This Information Statement is first being provided to stockholders on or about April 30, 2011. A copy of our Annual Report is provided, as well.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

By Order of the Board of Directors:

/s/ TIMOTHY RICE Timothy Rice
Chief Executive Officer and President
Dated: April 26, 2011

IMMEDIATEK, INC.
INFORMATION STATEMENT

IMMEDIATEK, INC.
3301 Airport Freeway
Bedford, Texas 76021
Telephone: (888) 661-6565
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE NECESSARY AUTHORIZATIONS AND APPROVALS HAVE ALREADY BEEN OBTAINED BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS. A VOTE OR WRITTEN CONSENT OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.
GENERAL INFORMATION
This Information Statement provides information about us and actions proposed by, and taken by written consent of, our majority stockholders. A copy of our 2010 Annual Report is also being provided with this Information Statement. The following questions and answers provide information about this Information Statement.
Why have I received notification about the availability of these materials?
We are required to provide this Information Statement to all holders of our voting stock on the record date, April 14, 2011, to inform them that on April 14, 2011, the majority stockholders, by written consent, took certain actions that normally require a meeting of stockholders as permitted under our Bylaws and Nevada law.
This Information Statement is being provided to you because you are a holder of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock as of the record date. As of the record date, 15,865,641 shares of our common stock, 4,392,286 shares of our Series A Convertible Preferred Stock and 69,726 shares of our Series B Convertible Preferred Stock were outstanding. Assuming conversion of all Series A and Series B Convertible Preferred Stock, the total common stock outstanding would have been 30,660,640 shares of common stock.
What actions did the majority holders of the voting stock approve or authorize?
1.	The election of Robert Hart, Timothy M. Rice and Martin Woodall to our board of directors for a term of one year; and
2.	The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.
How many votes were needed for the approval or authorization of these actions?
Directors are elected by a plurality of the votes cast. Therefore, the three director candidates that received the most “FOR” votes are elected to the three seats on the board of directors that are being filled. The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm requires the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by a written consent, a majority of those shares entitled to vote at a meeting of stockholders.

Who are the majority stockholders that authorized or approved these actions and what percent of the voting stock do they hold?
Radical Holdings LP recommended the three director candidates for election and Radical Holdings LP and Radical Investments LP, which are both affiliates of Mark Cuban, authorized or approved the election of these directors by written consent. As of the record date, Radical Holdings LP owned 3,004,486 shares of our common stock, 4,392,286 shares of our Series A Convertible Preferred Stock and 69,726 shares of our Series B Convertible Preferred Stock. As of the record date, Radical Investments LP owned 3,020,382 shares of our common stock.
Each share of our common stock is entitled to one vote on each matter. A holder of a share of our Series A and Series B Convertible Preferred Stock is entitled to vote on all matters required or permitted to be voted upon by our stockholders. Each holder of a share of our Series A or Series B Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of our common stock into which such Series A and Series B Convertible Preferred Stock held by that holder could be converted. As of the record date, Radical Holdings LP owned all of the outstanding shares of Series A and Series B Convertible Preferred Stock and the shares of Series A and Series B Convertible Preferred Stock were convertible into 14,563,804 and 231,195 shares of our common stock, respectively. Accordingly, Radical Holdings LP and Radical Investments LP held 67.9% of the voting power on the record date, which is sufficient to approve or authorize all of these actions.
Why is it that the majority stockholders can do this without having to hold a meeting and having to send out proxies to all stockholders?
Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Pursuant to applicable Nevada law, there are no dissenter’s or appraisal rights relating to the matters acted upon by our majority stockholders and described in this Information Statement.
Is it necessary for me to do anything?
No. No other votes or written consents are necessary or required. These actions will be effective on or about June 15, 2011, which is at least 40 days after the initial mailing of this Information Statement.
Who is paying for this Information Statement?
We are paying for the costs of preparing and, when applicable, mailing this Information Statement. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward this Information Statement and its associated materials to the beneficial owners of our common stock, Series A and Series B Convertible Preferred Stock.

ACTION ONE
ELECTION OF DIRECTORS
General
Our majority stockholders recommended and elected the three director candidates named below. Our board of directors oversees the management of Immediatek on your behalf. The board of directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, our board of directors appoints the Chief Executive Officer, sets the scope of his authority to manage Immediatek’s day-to-day operations and evaluates his performance. Information given in this Information Statement regarding directors, executive officers, officers or other persons holding specific positions or relationships with the Company is not included for any portion of the period during which such person did not hold any such position or relationship.
Directors Nominated and Elected (Terms expiring in 2012)

Robert Hart (age 50)	Mr. Hart has served as a director on our board of directors and the board of directors of DiscLive, since January 15, 2008. Mr. Hart has been the Secretary of Immediatek since January 15, 2008. Mr. Hart is also on the board of directors of IMKI Ventures, Inc. and Officeware Corporation. Mr. Hart is the Secretary of DiscLive and IMKI Ventures, Inc. Mr. Hart is currently, and for over five years has been, self-employed as an attorney. Since 2001 Mr. Hart has served as an officer and General Counsel to several companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock and Radical Investments Management LLC, which is the general partner of Radical Investments LP.

Timothy M. Rice (age 43)	Mr. Rice has served on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Rice has been the President of Officeware Corporation since that date as well. Since September 27, 2010, Mr. Rice has been the President and Chief Executive Officer of Immediatek as well. Officeware Corporation is a wholly-owned subsidiary of the Company. Prior to founding Officeware Corporation, Mr. Rice served as a software developer and systems consultant for Ingersoll-Rand, the Federal Aviation Administration, Nissan North America, The Limited and Investcorp Bank B.S.C. He also served as Product Lead for Microsoft Excel throughout the Microsoft Excel 5.0 development and release cycle.

Martin Woodall (age 57)	Mr. Woodall has served on our board of directors since he was appointed on September 27, 2010. Mr. Woodall is currently, and for the past five years has been, employed by Radical Ventures LLC. Radical Ventures LLC is an affiliate of Mark Cuban. Mr. Woodall also currently serves, and since 2004 has served, as an officer to companies owned and controlled by Mark Cuban. Such companies include Radical Management LLC, which is the general partner of Radical Holdings LP. Radical Holdings LP is the sole stockholder of the Series A and Series B Convertible Preferred Stock of Immediatek.

Since June 8, 2006 (the closing of the issuance and sale of our Series A Convertible Preferred Stock), our board of directors has not been required under the rules of the American Stock Exchange to consist of at least a majority of independent directors because we became a “controlled company” under the rules of the American Stock Exchange.
Our board of directors met six times, and acted by unanimous written consent three times, during 2010. There are no standing committees of our board of directors. Each of our directors attended all of the meetings of our board of directors during the times that they were directors. Because we have not held an annual stockholders’ meeting since 2000 and because our majority stockholder has sufficient voting power to take actions without a meeting of our stockholders, our board of directors has not adopted a formal policy with regard to director attendance at annual meetings of stockholders.
Effective Date
The above named persons will be elected to our board of directors effective 40 days following the initial mailing of the Notice of Internet Availability of Information Statement, or June 15, 2011.
Director Compensation
We currently do not pay our directors a fee for attending scheduled and special meetings of the board of directors. However, we reimburse each director for reasonable travel expenses related to that director’s attendance at meetings of the board of directors.
None of our directors were compensated for their services during 2010. However, our directors who served as named executive officers were compensated for such services. See “Management — Executive Compensation” below.
Board Committees
Due to the limited size of our board of directors, our board of directors has not created any standing committees of the board of directors. Accordingly, our board of directors performs the roles of the audit committee, compensation committee and nominating committee.
Audit Committee Function. We do not have a standing audit committee. Accordingly, our board of directors selects our independent registered public accounting firm, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent registered public accounting firm, including fees, reviews and evaluates our audit and control functions and investigates other areas of concern that may be manifested in our financial reports or underlying accounting controls and systems. Because we do not maintain a standing audit committee, we do not have a written audit committee charter. We have reviewed the education, experience and other qualifications of each member currently serving on, and those nominated and elected to, our board of directors. After that review, we have determined that no member of our board of directors meets the Securities and Exchange Commission’s definition of an “audit committee financial expert” and that no member is independent for audit committee purposes under the applicable rules promulgated by the Securities and Exchange Commission and the American Stock Exchange. We, however, are endeavoring to find a suitable person who qualifies as an “audit committee financial expert” and is independent and is willing to serve on our board of directors despite our size and the fact that we do not currently compensate directors.

Compensation Committee Functions. We do not have a standing compensation committee. Accordingly, our board of directors performs the functions of a compensation committee. Because we do not maintain a standing compensation committee, we do not have a written compensation committee charter. We do not believe that it is necessary to have a compensation committee because, unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock (the “Designated Directors”) originally issued under the Series A Securities Purchase Agreement control our board of directors and except as otherwise required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, without the consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding:
• increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by the Designated Directors; or
• retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee.
Because the compensation arrangements which we enter into generally must be approved by the Designated Directors and because Radical Holdings LP (the owner of such Preferred Stock) (and its affiliates) own the majority of our voting stock, we believe that compensation of our officers and employees is aligned with the interests of our stockholders. We have not retained compensation consultants in setting or establishing compensation levels by Immediatek or by our management.
Nominating Committee Functions. See “—Nominations of Directors” below.
Nominations of Directors
We do not have a standing nominating committee or a committee performing similar functions. Accordingly, our board of directors serves as our nominating committee. Because we do not maintain a standing nominating committee, we do not have a written nominating committee charter. Additionally, in accordance with the Investor’s Rights Agreement that we entered into with Radical Holdings LP, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement have the right to designate all the persons to serve as directors on our board of directors and the boards of directors of DiscLive, IMKI Ventures, Inc. and Officeware Corporation. For that reason, our board of directors believes that it is not necessary for us to have a nominating committee. We have, however, adopted the nomination policy described below.
Our board of directors has not promulgated any minimum qualifications that nominees must meet in order to be considered. In identifying individuals qualified to become members of our board of directors, our board of directors will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Our board of directors will first consider the nominees of Radical Holdings LP pursuant to its rights. Generally, our board of directors will next consider the current members of the board of directors because they meet the criteria listed above and possess an in-depth knowledge of us, our history, strengths, weaknesses, goals and objectives. Each of the current directors has specific experience and qualifications that led to the conclusion that such director should serve as a director on our board of directors. Due to the limited size of our board, we do not have a diversity policy.
We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Based upon our businesses and structure, the below are the key experience, qualifications and skills our directors bring to our board of directors:
•	Leadership experience. We believe that directors with experience in significant leadership positions provide us with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. We believe that each of our directors has experience in significant leadership positions.

•	Technology experience. As a technology company and leading innovator, we seek directors with backgrounds in technology because our success depends on developing and investing in new technologies and access to new ideas. We believe that both Mr. Woodall and Mr. Rice have significant experience in developing and marketing new technologies.
•	Financial and financial reporting experience. We believe that an understanding of financial and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. We expect all of our directors to be financially knowledgeable, though directors are not expected to meet the Securities and Exchange Commission’s definition of an “audit committee financial expert.”
•	Legal. We believe that an understanding of legal reporting processes is important for our directors. While we retain and rely upon outside legal counsel, we recognize the importance of Mr. Hart’s legal experience as an attorney with relation to regulatory reporting processes and other legal matters.
None of the members nominated and elected to our board of directors are considered to be independent directors, as set forth by the definition contained in the rules of the American Stock Exchange, the rules we have selected to follow to determine independence. Radical Holdings LP, the sole stockholder of the Series A and Series B Convertible Preferred Stock, recommended the nominees to our board of directors in connection with the rights granted to it.
Our board of directors will consider stockholder recommendations for candidates to serve on our board of directors. Nominees proposed by our stockholders will be evaluated in the same manner as nominees proposed by our board of directors. Recommendations of director candidates by stockholders should be forwarded to our Secretary. Our Bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. See the discussion under “Submission of Stockholder Proposals — Director Nominations” on page 20.
Board Structure and Risk Oversight
Timothy Rice is our President and CEO. Robert Hart serves as the Chairman of the Board. We believe that this structure is appropriate for us because it allows Mr. Rice to speak for and lead Immediatek, as well as manage the day-to-day operations of the Company, while Mr. Hart, through his role as the Chairman of the Board and in conjunction with our majority stockholder, provides effective oversight through such stockholder’s ownership of all of the Series A Preferred Stock and ability to designate all of our directors.
Our board of directors has overall responsibility for risk oversight. Throughout the year, the board of directors dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the President’s report on operations to the board of directors at regularly scheduled board meetings and at presentations to the board of directors by our other employees and consultants. The board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes. The small size of Immediatek allows our board of directors to develop in-depth knowledge of different facets of the business. This in-depth knowledge, coupled with exposure to and frequent communication with our management, assists the board of directors in performing its oversight responsibilities, including risk management, in an effective manner.

Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate their concerns about Immediatek and our business and affairs to our board of directors. These communications should be sent in the form of written correspondence by mail addressed to Board of Directors, c/o Immediatek, Inc., 3301 Airport Freeway, Bedford, Texas 76021, Attention: Secretary or by email to bod@immediatek.com. The communication should indicate whether it is intended for the entire board of directors or a particular member of the board of directors. Our Secretary will forward this correspondence to the appropriate member of the board of directors, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters or emails received becomes excessive, our board of directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees. A copy of this code has been filed as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2007, and is also available upon written request from our Secretary, on our website at www.immediatek.com, or by emailing us at publicfilingsinfo@immediatek.com. Any waivers of the provisions of this code made with respect to any of our directors and executive officers will be filed with a Current Report on Form 8-K.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the number of shares of our common stock, Series A and Series B Convertible Preferred Stock beneficially owned on April 14, 2011, by any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of our outstanding voting securities. Except as otherwise indicated, each person has sole voting and investment power with respect to the securities shown.

	Name and Address of		Amount and nature of		Percent of
Title of Class	Beneficial Owner		beneficial ownership		Class

Common Stock	Radical Holdings LP	(*)	17,799,485	(1)	58.1	%(2)
	c/o Radical Management LLC
	5424 Deloache Avenue
	Dallas, Texas 75220

Series A Convertible Preferred Stock	Radical Holdings LP	(*)	4,392,286		100	%(3)
	c/o Radical Management LLC
	5424 Deloache Avenue
	Dallas, Texas 75220

Series B Convertible Preferred Stock	Radical Holdings LP	(*)	69,726		100	%(4)
	c/o Radical Management LLC
	5424 Deloache Avenue
	Dallas, Texas 75220

Common Stock	Radical Investments LP	(*)	3,020,382		9.9	%(2)
	c/o Radical Investments
	Management LLC
	5424 Deloache Avenue
	Dallas, Texas 75220

Common Stock	Timothy Rice	(**)	4,804,665		15.7	%(2)
	c/o Immediatek, Inc.
	5424 Deloache Avenue
	Dallas, Texas 75220

Common Stock	Chetan Jaitly	(***)	4,439,209		14.5	%(2)
	c/o Immediatek, Inc.
	5424 Deloache Avenue
	Dallas, Texas 75220

(*)	Information is based upon a Schedule 13D/A filed on April 6, 2010. Radical Holdings LP and Radical Investments LP have jointly filed a Schedule 13D. Each entity is directly or indirectly wholly-owned by Mark Cuban. Together, assuming complete conversion of all Series A and Series B Convertible Preferred Stock Radical Holdings LP and Radical Investments LP own 20,819,867 shares of common stock or 67.9% of our common stock, on a fully converted basis.

(**)	Information is based upon a Schedule 13D filed by Mr. Rice on April 12, 2010.

(***)	Information is based upon a Schedule 13D filed by Mr. Jaitly on April 12, 2010.

(1)	Includes 14,563,804 shares of common stock issuable upon the conversion of 4,392,286 shares of Series A Convertible Preferred Stock and 231,195 shares of common stock that are issuable upon conversion of 69,726 shares of Series B Convertible Preferred Stock.

(2)	Based upon 30,660,640 shares of common stock, which assumes conversion of all Series A and Series B Convertible Preferred Stock outstanding as of April 14, 2011.

(3)	Based upon 4,392,286 shares of Series A Convertible Preferred Stock outstanding as of April 14, 2011. Such shares may be converted into 14,563,804 shares of common stock.

(4)	Based upon 69,726 shares of Series B Convertible Preferred Stock outstanding as of April 14, 2011. Such shares may be converted into 231,195 shares of common stock.

Security Ownership of Management
The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 14, 2011, by each of our current directors, each of the individuals named in the Summary Compensation Table appearing on page 11 and the total number owned by them as a group. None of our current directors or executive officers beneficially owned any shares of our outstanding Series A Convertible Preferred Stock or Series B Convertible Preferred Stock. The address of each of the persons listed below is c/o Immediatek, Inc., 5424 Deloache Ave., Dallas, Texas 75220. Each person has sole voting and investment power with respect to the securities shown.

		Amount and nature of beneficial	Percent of class
Title of Class	Name of beneficial owner	ownership	(1)
Common Stock	Darin Divinia	30,661	*
Common Stock	Martin Woodall	60,000	*
Common Stock	Robert Hart	200,000	*
Common Stock	Timothy M. Rice	4,804,665	15.7%
Common Stock	Chetan Jaitly	4,439,209	14.5%
Common Stock	Deborah A. Bastian	0	*
Common Stock	All directors and executive officers, as a group (2	9,534,535	31.2%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Based upon 30,660,640 shares of common stock, which assumes conversion of all Series A and Series B Convertible Preferred Stock outstanding as of April 14, 2011.

(2)	Represents six persons.

MANAGEMENT
Executive Officers and Significant Employees
Timothy M. Rice (age 43). Mr. Rice has served as a director on our board of directors since May 20, 2010. Mr. Rice also serves as the Chief Executive Officer and President of Immediatek since September 27, 2010. Mr. Rice has served on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Rice has been the President of Officeware Corporation since that date as well. Prior to founding Officeware Corporation, Mr. Rice served as a software developer and systems consultant for Ingersoll-Rand, the Federal Aviation Administration, Nissan North America, The Limited and Investcorp Bank B.S.C. He also served as Product Lead for Microsoft Excel throughout the Microsoft Excel 5.0 development and release cycle. Officeware Corporation is a wholly-owned subsidiary of the Company.
Robert Hart (age 50). Mr. Hart has served as a director on our board of directors and the board of directors of DiscLive, since January 15, 2008. Mr. Hart has been the Secretary of Immediatek since January 15, 2008. Mr. Hart is also a director on the board of directors of IMKI Ventures, Inc. and Officeware Corporation. Mr. Hart is the Secretary of DiscLive and IMKI Ventures, Inc. Mr. Hart is currently, and for over the past five years has been, self-employed as an attorney. He also currently serves, and since 2001 has served, as an officer and General Counsel to companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock and Radical Investments Management LLC, which is the general partner of Radical Investments LP.
Chetan Jaitly (age 41). Mr. Jaitly is the Vice President and Chief Technical Officer of Officeware Corporation, a wholly-owned subsidiary of Immediatek since the merger with Officeware Corporation was consummated on April 1, 2010. Mr. Jaitly has served as a director on the board of directors of Officeware Corporation since he founded the company with Mr. Rice on October 12, 1995. Mr. Jaitly has been the Vice President of Officeware Corporation since that date as well. Mr. Jaitly is currently the Vice President and Chief Information Officer of Officeware Corporation. Prior to founding Officeware Corporation, Mr. Jaitly was the Senior Consultant in the Middle East and Asia for Citibank Information Technology Industries (now known as I-Flex Solutions).
Deborah A. Bastian (age 44). Mrs. Bastian is the Vice President and Chief Financial Officer of the Company since September 29, 2010. For the six years prior to that date, Mrs. Bastian was employed by Jefferson Wells International as a Certified Public Accountant and consultant. In her role at Jefferson Wells International, Mrs. Bastian consulted for clients of that firm of various sizes, some of which had public periodic reporting requirements, regarding various aspects of financial reporting and compliance.
Terms of Offices and Relationships
Our officers and the officers of our subsidiaries are elected annually by their respective board of directors at a meeting held following each annual meeting of stockholders, or by written consent in lieu thereof, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our board of directors. Any officer elected or appointed by our board of directors may be removed by our board of directors or our chief executive officer whenever in its or his judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed.
We are not aware of any “family relationships” (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) among directors, executive officers or persons nominated or elected as directors or executive officers. None of our directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or pursuant to Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940.

Except as described under “Action One — Election of Directors —Nominations of Directors” and “Management — Certain Relationships and Related Transactions,” on pages 5 and 12, respectively, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.
Except as set forth above, we are not aware of any event (as listed in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, executive officer, promoter or control person of us.
None of our directors or officers, or their respective immediate family members or affiliates, is indebted to us.
Executive Compensation
The following Summary Compensation Table sets forth the compensation paid, distributed or accrued for services, including salary, rendered in all capacities during 2009 and 2010 for Immediatek, Inc., DiscLive, IMKI Ventures, Inc. and Officeware Corporation by our Director of Software Development, our principal executive officer, former executive officers and all other executive officers o received, or are entitled to receive, remuneration in excess of $100,000 during the referenced period. In 2009 and 2010, all salary was paid by Immediatek, Inc.

	Summary Compensation Table
Name and principal position	Year	Salary ($)	All other compensation ($)	Total ($)
Darin Divinia	2009	$225,000	—	$225,000
Chief Executive Officer	2010	$178,125	—	$178,125
and President

Robert Hart	2009	—	—	—
Secretary	2010	—	—	—

Timothy Rice	2009	$—	—	$—
Chief Executive Officer	2010	$130,553	$35,162	$165,715
And President

Chetan Jaitly	2009	$—	—	$—
Vice President and	2010	$130,553	$45,868	$176,421
Chief Information Officer of Officeware Corporation

Deborah A. Bastian	2009	$—	—	$—
Vice President and	2010	$24,481	—	$24,481
Chief Financial Officer
Mr. Divinia ceased being employed by the Company in 2010. On April 1, 2010, Mr. Rice and Mr. Jaitly entered into employment agreements with Officeware Corporation. Those agreements have a four year term terminating on March 31, 2014. Upon the termination of Mr. Rice or Mr. Jaitly other than for cause (as described in each employment agreement) Officeware Corporation will pay the lesser of either (i) the amount of salary owed under the agreement or (ii) one year’s annual salary. The agreements do not provide for payments triggered upon a change in control of the Company or Officeware Corporation. The employment agreements provide for a set annual salary and an annual compensation review. During the annual compensation review the Board first determines whether the Gross Profit Margin (as defined in each employment agreement) was 30% or greater for the recent fiscal year ended December 31. If so, the Board then determines whether the Company’s revenues (as adjusted per the terms of each employment agreement) have increased and surpassed any of the stated hurdles (increases of 30-50%, or more, in adjusted revenues) contained in each employment agreement. If Mr. Rice and Mr. Jaitly have been able to achieve the stated growth rates in a given year of employment, the Board then increases their salary from between 5% to 10% for the following year. Such increases are cumulative and are available each year. The Board determined that the for the fiscal year ended 2010, that Mr. Rice and Mr. Jaitly had not achieved the stated growth rates and therefore no salary increase was approved for 2011. A copy of each of the employment agreements was filed as exhibits to the Company’s Current Report on Form 8-K filed on April 1, 2010 and incorporated herein by reference.

Report of Compensation Committee
Disclosure under this section is not required for a smaller reporting company.
Compensation Committee Interlocks and Insider Participation
Disclosure under this section is not required for a smaller reporting company.
Certain Relationships and Related Transactions
Radical Holdings LP and Radical Investments LP
As of April 14, 2011, Radical Holdings LP and Radical Investments LP were the beneficial owners of 67.9% of our outstanding voting stock. Radical Management, LLC is the general partner of Radical Holdings LP. Radical Investments Management LLC is the general partner of Radical Investments LP. Mark Cuban is the direct or indirect owner of all the limited partnership and membership interests in Radical Holdings LP, Radical Management, LLC, Radical Investments LP and Radical Investments Management LLC.
Darin Divinia and Dawn Divinia
Darin Divinia was an officer and director of Immediatek. He resigned from those positions on September 27, 2010. Dawn Divinia is the spouse of Darin Divinia.
Robert Hart and Kimberly Hart
As of April 14, 2011, Robert Hart was an officer and director of Immediatek. Kimberly Hart is the spouse of Robert Hart.
Timothy M. Rice
As of April 14, 2011, Timothy M. Rice was an officer and director of Immediatek and owned 4,804,665 shares of our common stock representing 15.7% of our outstanding voting stock.
Chetan Jaitly
As of April 14, 2011, Chetan Jaitly was an officer of Officeware Corporation and owned 4,439,209 shares of our common stock representing 14.5% of our outstanding voting stock.
Martin Woodall
As of April 14, 2011 Martin Woodall was a director of Immediatek.
Consulting Agreements: On February 28, 2008, we entered into an Agreement for Project Staffing Services with HDNet Fights, Inc., an affiliate of Radical Holdings LP. On February 6, 2009, we entered into an Agreement for Project Staffing Services with Silver Cinemas Acquisition Co., an affiliate of Radical Holdings LP. These agreements provided that we provide personnel, as independent contractors on an hourly-fee basis, to perform computer software programming, system analysis, design, project management, consulting, and education and training for HDNet Fights, Inc. and Silver Cinemas Acquisition Co. As of October 31, 2010, we have not performed any further services under these agreements. For the years ended December 31, 2010 and 2009, we earned $18,700 and $34,764, respectively, under these agreements. Accounts receivable, net includes $0 at December 31, 2010 and $2,413 at December 31, 2009 from these related parties.

Demand Promissory Note: On March 25, 2009, the Company received $750,000 from Radical Holdings LP, a related party, under an unsecured Demand Promissory Note bearing interest, calculated on the basis of a 365-day year, at a rate per annum equal to three percent (3%) due on March 24, 2010. On March 24, 2010, this note was refinanced through the issuance of a new Amended and Restated Demand Promissory Note due on March 23, 2012. The principal amount of this new Amended and Restated Demand Promissory Note was $772,500 and included accrued interest through the date of the amendment. This Amended and Restated Demand Promissory Note was prepaid in whole on December 17, 2010. The early repayment was made without premium or penalty. Interest expense incurred was $22,196 and $17,384 for the years ended December 31, 2010 and 2009, respectively. Accrued liabilities include $0 and $17,384 at December 31, 2010 and 2009, respectively, for accrued interest related to this note.
Amended and Restated Certificate of Designation, Rights and Preferences for the Series A and Series B Convertible Preferred Stock: On October 13, 2009, we entered into an Agreement to Amend and Restate Certificates of Designation with Radical Holdings LP. As a result of this Agreement, we filed amended and restated Certificates of Designation, Rights and Preferences for the Series A and Series B Convertible Preferred Stock which removed a certain portion of the re-pricing mechanism of the convertible feature of the Series A and Series B Preferred Stock. The result of this amendment is that, generally, should we issue new equity securities in the future for additional consideration, that issuance will not result in a change to the conversion price of the Series A or Series B Preferred Stock.
Stock Exchange Agreement and Amendment to Stock Exchange Agreement: On April 1, 2010, Immediatek, Officeware Corporation, Timothy M. Rice, Chetan Jaitly, Radical Holdings LP, Radical Investments LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart, Martin Woodall and Officeware Acquisition Corporation, (or “Merger Sub”), entered into an Amendment to that certain Stock Exchange Agreement dated December 16, 2009, (as so amended, the “Merger Agreement”). Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Immediatek, merged with and into Officeware Corporation on April 1, 2010. As a result of such merger, Immediatek became the sole shareholder of Officeware Corporation and Officeware Corporation shareholders, in the aggregate, received 12,264,256 shares of Company common stock for all of the outstanding shares of stock of Officeware Corporation. In addition, subject to the terms and conditions of the Merger Agreement, we issued and sold, and Radical Holdings LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart and Martin Woodall collectively purchased, 3,066,064 shares of Company common stock for an aggregate purchase price of $1.0 million, or $0.326151052293755 per share.
Management Services: On December 31, 2009, the Company entered into a Management Services Agreement with Radical Ventures L.L.C., an affiliate of Radical Holdings LP. Pursuant to this Management Services Agreement, personnel of Radical Ventures L.L.C. will provide certain management services to the Company, including, among others, legal, financial, marketing and technology. These services are provided to us at a cost of $3,500 per month; however, the Company will not be required to pay these fees or reimburse expenses and, accordingly, will account for these costs of services and expenses as deemed contributions to the Company. This agreement was extended on March 17, 2011, to be effective as of December 31, 2010.
This agreement may be terminated upon 30 days’ written notice by Radical Ventures L.L.C. for any reason or by the Company for gross negligence. The Company also agreed to indemnify and hold harmless Radical Ventures L.L.C. for its performance of these services, except for gross negligence and willful misconduct. Further, the Company limited Radical Ventures L.L.C.’s maximum aggregate liability for damages under this agreement to the amounts deemed contributed to the Company by virtue of this agreement during twelve months prior to that cause of action.

Protective Provisions: Unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement, related to such Series A shares, control our board of directors with respect to all actions, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, except where the vote or written consent of the holders of a greater number of our shares is required by law or by our articles of incorporation, and in addition to any other vote required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, as applicable, without the prior vote or written consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding:
(a) amend our articles of incorporation or bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Convertible Preferred Stock or the shares issuable upon conversion of the Series A Convertible Preferred Stock;
(b) reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock;
(c) authorize or issue any additional shares of capital stock (other than to holders of the Series A Convertible Preferred Stock);
(d) merge or consolidate with or into any corporation or other person;
(e) sell all or substantially all our respective assets in a single transaction or series of related transactions;
(f) license all or substantially all of our respective intellectual property in a single transaction or series of related transactions;
(g) liquidate or dissolve;
(h) alter any rights of the holders of the Series A Convertible Preferred Stock or change the size of the board of directors;
(i) declare or pay any dividends (other than dividends payable to us or our subsidiaries) on, or declare or make any other distribution, directly or indirectly, on account of, any shares of our common stock now or hereafter outstanding;
(j) repurchase any outstanding shares of capital stock;
(k) approve or modify by ten percent or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;
(l) increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding;
(m) retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;
(n) incur indebtedness (other than trade payables) or enter into contracts or leases that require payments in excess of $5,000 in the aggregate;
(o) make or incur any single capital expenditure;
(p) award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;
(q) make any material change in the nature of our business or enter into any new line of business, joint venture or similar arrangement;
(r) pledge our assets or guarantee the obligations of any other individual or entity;
(s) recommend approval of any new equity incentive plan;
(t) form or acquire any subsidiary, joint venture or similar business entity; or

(u) directly or indirectly enter into, or permit to exist, any material transaction with any affiliate of us, any director or officer or any affiliate of a director or officer, or transfer, pay, loan or otherwise obligate us to give cash, services, assets or other items of value to affiliates, officers or directors or any affiliate of a officer or director or commit to do any of the preceding after June 8, 2006, except for employee compensation or for reimbursement of ordinary business expenses.
Board of Directors: For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on the board of directors of us and our subsidiaries. If the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding choose not to designate any directors, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding may appoint a designee to serve as an observer at all meetings of our and our subsidiaries’ board of directors and committees thereof.
Review, Approval or Ratification of Transactions with Related Parties. During 2010, our board of directors reviewed and did not object to any of the related party transactions reported in this proxy statement. Our board of directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore follows the procedures described below to address such risks.
Our board of directors is required to review all related party transactions. Immediatek is prohibited from entering or continuing a material related party transaction that has not been reviewed and approved or ratified by the board of directors. Additionally, in transactions where an executive officer is related to any of our goods or services provider, the board of directors must approve the transaction. In reviewing a related party transaction the board of directors considers all of the relevant factors surrounding the transaction including:
(1) whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of Immediatek and our stockholders;
(2) whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;
(3) whether the board of directors determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;
(4) whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves rates or charges fixed in conformity with law or governmental authority; and/or
(5) whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of our equity securities received the same benefit on a pro-rata basis.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers, and persons who beneficially own more than ten percent (10%) of our stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2010, no director, officer, beneficial owner of more than ten percent of its outstanding common shares, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis, with the exception of one Form 4 for each of Messrs. Cuban and Hart and Radical Holdings LP and Radical Investments LP (all related to the acquisition of shares in conjunction with the Officeware Corporation transaction). All necessary forms were subsequently filed.
We believe that no other Forms 5 for certain directors, officers and greater than ten percent (10%) beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended December 31, 2010.
Audit Report
Our board of directors performed the functions of an audit committee for the fiscal year ended December 31, 2010, and continues to perform such functions. Accordingly, we do not currently operate under an audit committee charter. During 2010, our board of directors consisted of the following persons: initially, Robert Hart and Darin Divinia, effective May 20, 2010, Timothy Rice joined the board, and on September 27, 2010 Darin Divinia resigned from the board and Martin Woodall joined the board. None of those directors were independent under the rules promulgated by the Securities and Exchange Commission and the rules of the American Stock Exchange applicable to audit committees.
Management is responsible for our internal controls and the financial reporting process. Hein & Associates LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The board of directors’ responsibility is to monitor and oversee the financial reporting processes.
In this context, our board of directors reviewed and discussed the audited financial statements with both management and Hein & Associates LLP. Specifically, our board of directors has discussed with Hein & Associates LLP the matters required to be discussed by statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380), as amended and adopted by the Public Company Accounting Oversight Board.
Our board of directors received from Hein & Associates LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Hein & Associates LLP the issue of its independence from us.
Based on our board of directors’ review of the audited financial statements and its discussions with management and Hein & Associates LLP noted above, our board of directors recommended and approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
This report has been furnished by the current members of our board of directors, Timothy Rice, Martin Woodall and Robert Hart.

ACTION TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
KBA Group LLP served as our independent registered public accounting firm for 2008 and part of 2009. Hein & Associates LLP served as our independent registered public accounting firm for the remainder of 2009 and 2010 and has been selected to serve as our independent registered public accounting firm for 2011, unless our board of directors subsequently determines that a change is desirable.
During the two most recent fiscal years prior to their retention as our auditors, we had not consulted with Hein & Associates LLP regarding:
•	the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting for an auditing or financial reporting issue; or
•	any matter that was the subject of a disagreement with KBA Group LLP or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.
Action
While stockholder ratification is not required for the selection of Hein & Associates LLP as our independent registered public accounting firm, the selection was ratified solely with a view toward soliciting the stockholders’ opinion on the matter, which opinion will be taken into consideration by the board of directors in its future deliberations.
Resignation of KBA Group LLP
Effective June 1, 2009, KBA Group LLP joined BKD, LLP. As a result, on June 19, 2009, KBA Group LLP resigned as our independent registered public accounting firm, and our board of directors accepted the resignation.
The audit report of KBA Group LLP on our financial statements for the years ended December 31, 2008 and December 31, 2007 expressed an unqualified opinion and included an explanatory paragraph relating to our ability to continue as a going concern due to significant recurring losses. Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification.
During the two most recent fiscal years prior to their resignation, there were no disagreements with KBA Group LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KBA Group LLP, would have caused such entity to make reference to such disagreements in its reports. During our two most recent fiscal years prior to their resignation, no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required to be disclosed in this report.
Vote Required; Manner of Approval
The ratification, where required or permitted, of the appointment of Hein & Associates LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of stockholders. Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm may be effected by a written consent executed by stockholders representing at least a majority of our outstanding stock entitled to vote. Because Radical Holdings LP and Radical Investments LP represent 67.9% of our outstanding voting stock on the record date, the written consent that they delivered on April 14, 2011, is sufficient to ratify the appointment and no further vote, approval or consent of stockholders is required to approve or authorize this action.

OUR BOARD OF DIRECTORS RECOMMENDED A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Effective Date
The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm will be effective 40 days following the initial mailing of the Notice of Internet Availability of Information Statement, or June 15, 2011.
Audit Fees
Fees billed by KBA Group LLP for the reviews of the quarterly financial statements included in our Forms 10-Q during 2009 totaled $10,875. Fees billed by Hein & Associates LLP for the audits of our 2010 and 2009 annual financial statements, included in our 2010 and 2009 Annual Reports on Form 10-K and the reviews of the quarterly financial statements included in our Forms 10-Q during 2010 and 2009 amounted to $82,619 and $61,805 for those two years, respectively.
Audit-Related Fees
Except as disclosed, no other assurance or audit related services that were reasonably related to the performance of the audit or review of our financial statements were billed by KBA Group LLP. Fees billed by Hein & Associates LLP primarily related to the Officeware Corporation transaction and work related to our internal controls totaled $3,253 and $52,618 during 2010 and 2009, respectively.
Tax Fees
Fees totaling $7,875 were billed by KBA Group LLP for tax compliance, tax advice and tax planning for 2009. Fees totaling $12,075 were billed by Hein & Associates LLP for tax compliance, tax advice and tax planning for 2010.
All Other Fees
In 2009 and 2010, neither KBA Group LLP nor Hein & Associates LLP billed us for any other services.
Board of Directors’ Policy Regarding Pre-approval of Non-Audit Services
Our board of directors pre-approves the nature and estimated amount of non-audit services to be provided to us by our independent registered public accounting firm, taking into consideration the impact that the rendition of such services could have on auditor independence. Specifically, our board of directors has pre-approved the use of Hein & Associates LLP for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services related to the Officeware Corporation merger, internal control reviews, tax compliance and advisory services.

OTHER BUSINESS
No other business was acted upon by our majority stockholders other than that which is explained in this Information Statement.
SUBMISSION OF STOCKHOLDER PROPOSALS
Stockholder Proposals
We anticipate that in lieu of an annual meeting of stockholders for the year ending December 31, 2011, our majority stockholders will submit a written consent in April 2012. Any stockholder who wishes to present a proposal for action prior to the submission of a written consent by the majority stockholders and who wishes to have it set forth in the information statement prepared by us, must deliver such proposal to our Secretary at our principal executive offices, no later than December 2, 2011, in such form as is required under regulations promulgated by the Securities and Exchange Commission.
In the event that we hold an annual meeting of stockholders next year, with respect to any proposal that is not submitted for inclusion in that proxy statement, but is instead sought to be presented directly at the annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices not earlier than December 2, 2011, and not later than February 1, 2012.
In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:
•	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Articles of Incorporation or Bylaws, the language of the proposed amendment;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder’s intent to appear in person or by proxy at the meeting to propose such business;

•	a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner; and

•	any material interest of the stockholder in such proposal or business.
Within fourteen days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary and board of directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.

Director Nominations
Stockholders who are entitled to vote in the election of directors at the 2012 annual meeting of stockholders, assuming an actual meeting is held, may nominate directors to be elected. To nominate a director for election, the stockholder must deliver or mail a notice in writing of the nomination to our Secretary, which notice must be received at our principal executive offices not later than December 2, 2011. The notice shall set forth:
•	the name, age and business and residential addresses of each person to be nominated;
•	the principal occupation or employment of each person to be nominated;
•	the class and number of shares of our capital stock beneficially owned by each person to be nominated;
•	the name and address of the person submitting the nomination or nominations;
•	the number of shares of each class of our capital stock of which the person submitting the nomination or nominations is the beneficial owner;
•	the name and address of each of the persons with whom the person submitting the nomination or nominations is acting in concert with;
•	the number of shares of our capital stock beneficially owned by each person with whom the person submitting the nomination or nominations is acting in concert with;
•	a description of all arrangements or understandings between the person submitting the nomination or nominations and each person to be nominated and any other persons (naming those persons) pursuant to which the nomination or nominations are to be made by the stockholder;
•	other information with respect to each person to be nominated that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934; and
•	a consent executed by each person to be nominated to the effect that, if elected as a member of our board of directors, he or she will serve.
Within fourteen days after the nomination notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary will determine whether the evidence of the person making the nomination or nominations as a stockholder is reasonably satisfactory and will provide notice in writing to the person making the nomination or nominations of his determination. If our Secretary determines that the evidence is not reasonably satisfactory, or if the person fails to submit the requisite information in the form or within the time indicated, the nomination or nominations will be ineffective for the election at the meeting at which the person is to be nominated.
ADDITIONAL INFORMATION AND QUESTIONS
A copy of these materials and our Annual Report on Form 10-K for the year ended December 31, 2010 are available on our investor relations website: www.immediatek.com/investor.html or will be furnished, without charge, to any person who provides a written request to our Secretary at the address listed below.
If you have any questions or need more information about the matters discussed in this Information Statement, you may write to us at:
Immediatek, Inc.
3301 Airport Freeway, Suite 200
Bedford, TX 76021
Attention: Secretary
You also may call us at (888) 661-6565 or email us at publicfilingsinfo@immediatek.com.

3301 Airport Freeway, Suite 200
Bedford, TX 76021